                        STERLING CHEMICALS HOLDINGS, INC.
                                  EXHIBIT 11.1
                         EARNINGS PER SHARE COMPUTATION
                  (Amounts in thousands, except per share data)


                                                      THREE        THREE
                                                      MONTHS       MONTHS
                                                      ENDED        ENDED
                                                     12/31/97     12/31/96
                                                     --------     --------
    BASIC EARNINGS PER SHARE

Weighted average of common stock outstanding           11,877       10,608
                                                     ========      =======

Net Loss                                             $(10,145)     $(7,198)
Less: Preferred dividend requirements                    (628)        --
                                                     --------      -------
Net loss used in basic loss per share                $(10,773)     $(7,198)
                                                     ========      =======
        Basic loss per share                         $  (0.91)     $ (0.68)
                                                     ========      =======
    DILUTED EARNINGS PER SHARE

Weighted average of common stock outstanding           11,877       10,608
Total weighted average shares outstanding used in
  diluted loss per share computation (1)               11,877       10,608
                                                     ========      =======
Net loss                                             $(10,145)     $(7,198)
Less: Preferred dividend requirements                    (628)        --
                                                     --------      -------
Net loss used in diluted earnings per share          $(10,773)     $(7,198)
                                                     ========      =======
             DILUTED LOSS PER SHARE (1)              $  (0.91)     $ (0.68)
                                                     ========      =======



(1) Due to losses resulting in anti-dilution, same as amount used in basic computation.


                                       23